UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2008

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Inland Real Estate Corporation (NYSE: IRC) today announced that its Board of Directors has authorized a debt repurchase program under which the Company may from time to time repurchase in open market or private transactions up to $30.0 million in principal amount of the Company’s outstanding 4.625% convertible senior notes due 2026.

The Company also announced that, pursuant to the Board’s authorization, it has repurchased in a privately negotiated transaction $10.5 million in principal amount of its convertible senior notes using available funds on hand.  Subsequent to the debt repurchase, approximately $169.5 million in principal amount of convertible senior notes remains outstanding.  Holders of the convertible senior notes may require the Company to repurchase all or a portion of the notes for cash at a purchase price equal to the principal amount plus accrued and unpaid interest, if any, beginning in November 2011.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation, dated December 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	President and Chief Executive Officer

Date:

     December 8, 2008

EXHIBIT INDEX

Exhibit No.

Description

  99.1                 Press release of Inland Real Estate Corporation, dated December 8, 2008